Exhibit 99.1

FOR IMMEDIATE RELEASE

INVENTURE FOODS, INC. ANNOUNCES APPOINTMENT OF DAN HAMMER AS GENERAL MANAGER, FROZEN DIVISION

COMPANY ADDS CONSUMER PACKAGED FOODS INDUSTRY VETERAN

PHOENIX, June 2, 2014 — Inventure Foods, Inc. (Nasdaq: SNAK), a leading specialty food marketer and manufacturer, today announced the appointment of Dan Hammer as General Manager, Frozen division, effective May 27, 2014. In this newly created position, Mr. Hammer will oversee Inventure’s Frozen division, and will report to Terry McDaniel, President and Chief Executive Officer.

“We are excited Dan joined our team with his extensive frozen foods experience across all sales channels and product categories,” said Terry McDaniel. “This marks another important step in our investment in the growth of our Frozen division since the acquisition of Fresh Frozen Foods. We look forward to Dan’s contributions that we believe will help further position us for future growth across our frozen brand portfolio.”

Mr. Hammer brings more than thirty years of general management and sales and marketing experience to Inventure Foods. He has a deep knowledge of the frozen food industry, retail and food service distribution, brand positioning and new product innovation. Most recently Mr. Hammer was Vice President of Marketing at Michael Angelo’s Gourmet Foods. From 2008 to 2011 he was Senior Vice President of Marketing at Schwan’s Consumer Brands. Prior to that, he worked at ConAgra Foods, Unilever, Snyder’s of Hanover and Nestle Foods.  Mr. Hammer earned a Bachelor of Business Administration from the University of Notre Dame.

“I am excited to join Terry and the Inventure team in Phoenix,” said Mr. Hammer. “Inventure Foods is the leader in an attractive growing industry and I look forward to using my expertise to further develop the frozen business and capitalize on the tremendous opportunities for distribution and sales growth.”

About Inventure Foods, Inc.

With manufacturing facilities in Arizona, Indiana, Washington, Georgia and Oregon, Inventure Foods, Inc. (Nasdaq: SNAK) is a marketer and manufacturer of specialty food brands in better-for-you and indulgent categories under a variety of Company owned and licensed brand names, including Boulder Canyon Natural Foods®, Jamba®, Seattle’s Best Coffee®, Rader Farms®, T.G.I. Friday’s™, Nathan’s Famous®, Vidalia Brands®, Poore Brothers®, Tato Skins®, Willamette Valley Fruit Company™ and Bob’s Texas Style®.  For further information about Inventure Foods, please visit www.inventurefoods.com.

Note Regarding Forward-looking Statements

This press release contains forward-looking statements, including, but not limited to, our expectations regarding delivering improved financial results and operating margin in fiscal 2014, the ability to strengthen our core brand portfolios and expand our health/natural product portfolios, the ability to capitalize on our growth opportunities in the better-for-you and snack food categories and to generate long-term sustainable growth for stockholders, and the ability to achieve a record performance in 2014 and capitalize on our growth opportunities. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, general economic conditions, increases in cost or availability of ingredients, packaging, energy and employees, price competition and industry consolidation, ability to execute strategic initiatives, product recalls or safety concerns, disruptions of supply chain or information technology systems, customer acceptance of new products and changes in consumer preferences, food industry and regulatory factors, interest rate risks, dependence upon major customers, dependence upon existing and future license agreements, the possibility that we will need additional financing due to future operating losses or in order to implement the Company’s business strategy, acquisition and divestiture-related risks, the volatility of the market price of the Company’s common stock, and such other factors as are described from time to time in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements are based on information available to the Company as of the date of this news release, and the Company assumes no obligation to update such statements.

Investor Relations:

Katie Turner

ICR, Inc.

Katie.Turner@icrinc.com

646-277-1246